UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

Joby Aviation, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39524	98-1548118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2155 Delaware Avenue
Suite #225
Santa Cruz, California	95060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 831 426-3733

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K originally filed on October 26, 2021 is being filed by Joby Aviation, Inc. for the purpose of amending Item 9.01(d) to include Exhibit 104 “Cover Page Interactive Data File (embedded within the Inline XBRL document)” which was inadvertently omitted from the original filing. No other changes have been made to the original filing.

Item 3.02 Unregistered Sales of Equity Securities

On October 25, 2021, Joby Aviation, Inc. a Delaware corporation (the “Company”) consummated the Joby Holdings Share Issuances (as defined below). The disclosure under Item 8.01 of this Report relating to the Joby Holdings Share Issuances is incorporated into this Item 3.02 by reference.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 8.01 Other Events.

On October 25, 2021, the Company completed the transactions contemplated by the Reorganization Agreement dated as of October 25, 2021 (the “Reorganization Agreement”), by and among the Company, Joby Holdings, Inc., a Delaware corporation (“Joby Holdings”) and JA Holdings Acquisition Corp., a wholly owned subsidiary of the Company (“Holdings Merger Sub”) pursuant to which (a) the Holdings Merger Sub merged with and into Joby Holdings, and the separate corporate existence of Holdings Merger Sub ceased and Joby Holdings survived as a wholly owned subsidiary of the Company (the “First Merger”), and (b) immediately following the First Merger, Joby Holdings was merged with and into the Company, following which the separate corporate existence of Joby Holdings ceased and the Company continued as the surviving corporation (the “Second Merger” and, together with the First Merger, the “Joby Holdings Reorganization”).

Upon consummation of the Joby Holdings Reorganization, (a) each share of capital stock of Joby Holdings that was issued and outstanding immediately prior to the effective time of the First Merger (other than any Dissenting Shares, as defined in Reorganization Agreement) was cancelled and converted into a right to receive such a number of shares of common stock of the Company as set forth in the Reorganization Agreement (the “Joby Holdings Share Issuances”), and (b) immediately following the effective time of the Second Merger, each share of common stock of the Company held by Joby Holdings immediately prior to the Second Merger was cancelled and retired by the Company. As a result, an aggregate of 98,802,553 shares of the Company’s common stock held by Joby Holdings were cancelled and retired, and an aggregate of 98,357,200 shares of the Company’s common stock were issued to the prior stockholders of Joby Holdings. Accordingly, the completion of the Joby Holdings Reorganization, did not result in any increase in the number of outstanding shares of the Company’s common stock.

A press release describing the Joby Holdings Reorganization is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of October 25, 2021 (previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Joby Aviation, Inc. on October 26, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date: November 17, 2021	By:	/s/ Matthew Field
	Name:	Matthew Field
	Title:	Chief Financial Officer